Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard, Allentown, PA 18195-1501

www.airproducts.com

Air Products Appoints Executive Vice President Dr. Samir J. Serhan

as Chief Operating Officer

LEHIGH VALLEY, Pa. (May 26, 2020) – Air Products (NYSE: APD) today announced Dr. Samir J. Serhan, executive vice president, has been appointed chief operating officer of the company.

Seifi Ghasemi, Air Products’ chairman, president and chief executive officer, said, “Samir has been key to our ability to win and execute the largest and most complex projects in our company’s history. He has also successfully transformed our Global Engineering, Manufacturing, Technology and Equipment organization as well as the businesses under his responsibility. As Air Products continues to provide industrial gases and applications expertise that improve productivity, efficiency and environmental performance, we also are deploying gasification, carbon capture and hydrogen for mobility and energy transition solutions to help meet the world’s needs for clean, sustainable energy and higher-value end products. I look forward to Samir’s continued leadership across these areas, serving our customers and creating value for our shareholders.”

Dr. Serhan joined Air Products in 2016 as executive vice president, leading the company’s Technology, Engineering, Project Execution, Procurement, Manufacturing, Construction and Start-up functions and having profit and loss responsibility for the Equipment Sales and Plant Support, Liquefied Natural Gas technology and equipment, PRISM® Membrane Systems, Gardner Cryogenics and Rotoflow businesses.

In 2018, Dr. Serhan’s role was expanded to include the identification, development and commercial negotiation for all large projects. In 2019, he assumed full responsibility for the company’s business in the Middle East. In January 2020, he assumed reporting responsibility for Americas Operations and HyCO franchises and stand-alone plants. With his appointment as COO, Dr. Serhan further assumes full profit and loss responsibility for the Americas, Air Products’ largest operating region, representing 45 percent of total company sales in fiscal 2019.

Commenting on the appointment, Dr. Serhan said, “Each day affords us new opportunities to help our customers improve their operations and meet pressing energy and environmental needs around the world. I am honored to work with our talented and high-performing Air Products teams around the globe to make this a reality, and I look forward to progressing the many opportunities in front of us.”

Dr. Serhan brings more than 25 years of industry experience over his career at Air Products and with previous companies. He holds a Ph.D. in engineering mechanics from Virginia Tech.

About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for nearly 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air

-more-

Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world’s largest industrial gas projects, including gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals.

The Company had fiscal 2019 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $50 billion. More than 17,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

NOTE: This release may contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including risk factors described in the company’s Form 10K for its fiscal year ended September 30, 2019.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.